Exhibit 99.4

June 15, 2005

Via Mail, Email and Facsimile

David P. Cohen, President
Athena Capital Management
4 Tower Bridge, Suite 222
West Conshohocken, PA 19428

Dear Mr. Cohen

Thank you for your letter of June 9, 2005. The Board has discussed and considered your views.

The Board and management are mindful of our responsibilities to all of our shareholders.

Despite what Century regards as a very challenging environment, it continues in its belief that value for all of our shareholders will be best enhanced by executing our present plan, making whatever refinements are appropriate and continuing to serve our customers and our communities. Our directors unanimously concur in this view.

We note your views on our Board size, which we do not think unusual for a community banking organization and believe our Board is in a position to perform its duties in the best interests of Century, its shareholders and communities.

The Board, of course, would consider any further views you may wish to express.

Sincerely yours,

/s/ Marshall M. Sloane

Marshall M. Sloane
Chairman and CEO